MEMBER INTEREST EXCHANGE AGREEMENT

Dated as of

October 17, 2011

By and Among

UNIVERSAL BIOENERGY INC.

And

WHITESBURG FRIDAY BRANCH MINE LLC

MEMBER INTEREST EXCHANGE AGREEMENT

THIS MEMBER INTEREST EXCHANGE AGREEMENT (this “AGREEMENT”) is made as of October 17, 2011, (the "EFFECTIVE DATE"), by and between UNIVERSAL BIOENERGY INC., a Nevada corporation (the “Investor”), with its principal offices at 19800 MacArthur Blvd., Suite 300, Irvine, California 92612, and WHITESBURG FRIDAY BRANCH MINE LLC, a Kentucky Limited Liability Company (“Company”) with its principal offices at 1541 Downtown West Boulevard, Knoxville, Tennessee 37919; collectively, the “Parties”,

R E C I T A L S

Company is engaged in the business of coal mining and coal production at a coal mining property known as Whitesburg Friday Branch Mine, located at Friday Branch Road, Whitesburg, Kentucky 41858, for coal mining production and marketing in the United States of America.

Universal Bioenergy Inc. is an energy company, that markets natural gas, petroleum and alternative energy products and other related energy product technologies.

WHEREAS, JLP and Partners LLC, a Kentucky Limited Liability Company (“JLP”) is engaged in the acquisition of coal mining properties, and is the sole Member of and owns One Hundred (100%) percent of the issued and outstanding Membership Interests of “the Company”;

WHEREAS, the Investor and Company have determined that a business combination between Investor and the “Company”, to be effected by a contribution described in Section 1.1 herein (the “Exchange”) in which the Investor is granted “Membership Interests”, (the “Interests”) in Company in exchange for monetary consideration and shares of common stock, in the Investor, (as further described in Section 1.1 below), upon the terms and subject to the conditions set forth herein, is advisable and in the best interests of their respective companies, members and stockholders, and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits;

WHEREAS, the Investor (i) has determined that the Exchange is fair to, and in the best interests of, the Investor and its shareholders and (ii) has approved and declared the advisability of entering into this Agreement;

WHEREAS, the parties hereto intend that the Exchange qualify for income tax purposes as a tax-free exchange pursuant to the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the promises and the mutual covenants, representations and warranties contained herein, the “Parties” hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

THE EXCHANGE

Section 1.1 Exchange.

(a) Exchange Consideration. At the effective time of the Closing (the “Effective Time”), automatically and without any action on the part of any party, or other person:

(b) Membership Interests. Subject to the terms and conditions set forth in this Agreement, Company shall issue the Investor, Forty Percent (40%) of the Member Interests of “the Company” immediately prior to the Effective Time, and Company shall receive the consideration as set forth in Section 1.1(c) hereto (hereinafter, the “Exchange Consideration”).

(c) Exchange Consideration for Member Interests. Investor shall deliver to Company as consideration for the exchange, conveyance, transfer, assignment and delivery to Investor of the Member Interests, in “the Company” in accordance with this Agreement, the sum of Two Million, Five Hundred Thousand ($2,500,000) Dollars, which Investor will pay to Company on the terms and conditions subject to and as set forth and disclosed in Article 8, Section 8.2.

(d) Exemption from Registration. The Parties intend that the Shares to be issued to the Members as part of the Exchange Consideration shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated there under.

Section 1.2 Exchange Procedures.

(a) At or prior to the Closing, the Investor will, in exchange for the Member Interests, pay to Company the agreed exchange consideration, in accordance with Sections 1.5, 8.1 and 8.2, and such action shall be memorialized in the updated Operating Agreements for Company and “JLP”.

(b) Full Satisfaction of Rights. All the Exchange Consideration for which the Interests shall have been exchanged pursuant to this Article 1 shall be deemed to have been issued in full satisfaction of all rights pertaining to the Member Interests.

Section 1.3 Member Approval. As required, the Members of Company have properly consented to the approval and adoption of this Agreement and the Exchange.

Section 1.4 Closing. The closing of the “Exchange” and the other transactions contemplated by this Agreement (the “Closing”) will be held at the offices of the Investor’s counsel, as disclosed in Schedule 1.4, (the Closing Agent), and shall take place on or before November 16, 2011 (the “Closing Date”), or the earliest practicable and mutually agreeable date following the satisfaction or waiver of all of the conditions to closing set forth in Section 6.1, (and otherwise in full in accordance with this Agreement), or at such other time or date, and at such place, or by such other means of exchanging documents, as may be agreed to by the parties hereto.

Section 1.5 Initial Exchange Consideration. Investor shall make an initial cash payment, (“the Initial Exchange Consideration”), made payable to escrow or the Closing Agent, as indicated in Section 8.2 paragraph (b), and as further disclosed in Schedule 1.5. The “Initial Exchange Consideration” will be non-refundable subject to Article 2.

Section 1.6 Restrictions on Resale. None of the Shares issued as part of the Exchange Consideration issuable in connection herewith will be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until: (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) the Investor receives an opinion of counsel for the interest holders, reasonably satisfactory to counsel for the Investor, that an exemption from the registration requirements of the Securities Act is available.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF COMPANY

Company represents and warrants to the Investor that, except as disclosed in a Schedule (numbered in accordance with the corresponding Section):

Section 2.1 Existence and Power. Company is a limited liability company duly formed, validly existing and shall at “the Closing”, be in good standing under the laws of their state of incorporation and have all limited liability company powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on Company. Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Company. Company has heretofore delivered to the Investor true and complete copies of the Articles of Organization and Operating Agreement of Company (which includes a list of all Members and their contributions) as currently in effect. In this Agreement, any reference to a "Material Adverse Effect" means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of Company.

Section 2.2 Authorization. The execution, delivery and performance by Company of this Agreement, the performance of their obligations hereunder, and the consummation of the transactions contemplated hereby are within Company powers and have been duly authorized by all necessary action. Any action necessary in connection with the execution and delivery of this Agreement, the performance of Company obligations hereunder and the consummation of the Exchange have been duly approved. This Agreement has been duly and validly executed and delivered by Company and is a legal, valid and binding obligation of Company enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

Section 2.3 Governmental Authorization. The execution and delivery of this Agreement and the performance by Company of its obligations under this Agreement relating to the Closing and the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) state corporate and securities laws or regulations of various states or takeover laws, and (b) any other filings, approvals or authorizations which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on Company, or materially impair the ability of Company to consummate the Exchange and the transactions contemplated by this Agreement.

Section 2.4 Non-contravention. The execution and delivery by Company of this Agreement and the consummation by Company of the transactions contemplated hereby and performance of its obligations under this Agreement do not and will not (i) violate Company’s Articles of Organization and Operating Agreement, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person (as defined herein) under, constitute a default under, result in a violation of, conflict with, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Company, or to a loss of any benefit to which Company is entitled under any provision of any agreement or other instrument binding upon Company, or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Company , or (iv) result in the creation or imposition of any Lien (as defined herein) on any asset of Company . “Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. “Person” shall include all natural persons, corporations, business trusts, associations, limited liability companies, partnerships, joint ventures and other entities and governments and agencies and political subdivisions.

Section 2.5 Capitalization.

(a) As of the date of this Agreement, the Managing Members hold 100% of the Member Interests in Company. The membership interests in Company have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or other preferential rights of subscription or purchase other than those that have been waived or otherwise cured or satisfied. Except as set forth herein, as of the date hereof there are no outstanding options, warrants, contracts, subscriptions, conversion or other rights, agreements or other commitments obligating Company to issue any interests or any securities convertible into, exchangeable for or evidencing the right to subscribe for any interests in Company.

(b) There are no outstanding obligations, contingent or otherwise, of Company to redeem, purchase or otherwise acquire any interests or other securities of Company.

(c) Company is not in violation of and has not violated any federal or state securities laws in connection with any transaction relating to Company, respectively and/or any Affiliate, including without limitation, the acquisition of any stock, business or assets of any third party or the issuance of any interest of Company.

(d) The Interests will be duly authorized for issuance and when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and the issuance thereof will not be subject to any preemptive or other similar right.

Section 2.6 Compliance with Laws and Court Orders. Company holds all permits, licenses, variances, exemptions, orders, franchises and approvals of all governmental entities necessary for the lawful conduct of its business (the “Permits”), except where the failure so to hold would not have a Material Adverse Effect on Company. Company is in compliance with the terms of Permits, except where the failure to comply would not have a Material Adverse Effect on Company. Company is and has been in compliance with, and to the best knowledge of Company is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on Company.

Section 2.7 Litigation. There is no action, suit, investigation, audit or proceeding pending against, or to the best knowledge of Company threatened against or affecting, Company or any of its assets or properties before any court or arbitrator or any governmental body, agency or official.

Section 2.8 Finder’s Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Company who might be entitled to any advisory fee, broker’s fees, commission or finder’s fees in connection with the transactions contemplated by this Agreement, except as disclosed in Schedule 2.8.

Section 2.9 Financial Statements. As disclosed or referred to in Schedule 2.9, Company has provided and / or will provide the Investor with Company’s audited, and/or unaudited Balance Sheet, Consolidated Statement of Operations, Consolidated Statement of Changes in Shareholders' Equity and Consolidated Statement of Cash Flows as of, and for the year ended December 31, 2010 (the "Balance Sheet") and the "Balance Sheet Date").. Such financial statements (i) are in accordance with the books and records of Company, (ii) present fairly in all material respects the financial condition of the Company at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified and (iii) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with prior accounting periods.

Section 2.10 Assets and Contracts. Company shall have provided the Investor with all material agreements as disclosed in Schedule 2.10. Except as expressly set forth in a schedule to this Agreement, Company is not a party to any written or oral agreement not made in the ordinary course of business that is material to Company. Company does not own any real property. Except as disclosed in Schedule 2.10, Company is not a party to or otherwise barred by any written or oral (a) agreement with any labor union, (b) agreement for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements, (c) agreement for the employment of any officer, individual employee or other Person on a full-time basis or any agreement with any Person for consulting services, (d) bonus, pension, profit sharing, retirement, stock purchase, stock option, deferred compensation, medical, hospitalization or life insurance or similar plan, contract or understanding with respect to any or all of the employees of Company or any other Person, (e) indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Indebtedness for borrowed money or subjecting any asset or property of Company to any Lien or evidencing any Indebtedness, (f) guaranty of any Indebtedness, (g) lease or agreement under which Company is lessee of or holds or operates any property, real or personal, owned by any other Person, (h) lease or agreement under which Company is lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by Company, (i) agreement granting any preemptive right, right of first refusal or similar right to any Person, (j) agreement or arrangement with any Affiliate or any "associate" (as such term is defined in Rule 405 under the Securities Act) of Company or any present or former officer, director or stockholder of Company, (k) agreement obligating Company to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, (1) covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity, (m) distributor, dealer, manufacturer's representative, sales agency, franchise or advertising contract or commitment, (n) agreement to register securities under the Securities Act, (o) collective bargaining agreement, or (p) agreement or other commitment or arrangement with any Person continuing for a period of more than two months from the Closing Date that involves an expenditure or receipt by Company in excess of $1,000. Company maintains no insurance policies and insurance coverage of any kind with respect to Company, its business, premises, properties, assets, employees and agents. Schedule 2.10 contains a true and complete list and description of each bank account, savings account, other deposit relationship and safety deposit box of Company, including the name of the bank or other depository, the account number and the names of the individuals having signature or other withdrawal authority with respect thereto. Except as disclosed on Schedule 2.10, no consent of any bank or other depository is required to maintain any bank account, other deposit relationship or safety deposit box of Company in effect following the consummation of the Acquisition/Merger and the transactions contemplated hereby. Company has furnished to the Investor true and complete copies of all agreements and other documents disclosed or referred to in Schedule 2.10 or the Company Balance Sheet or the notes thereto, as well as any additional agreements or documents, requested by the Investor.

Section 2.11 Acquisition for Investment. Company is financially able to bear the economic risks of acquiring an interest in the Investor and the other transactions contemplated hereby, and have no need for liquidity in this investment. Company has such knowledge and experience in financial and business matters in general, and with respect to businesses of a nature similar to the business of the Investor, so as to be capable of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the Shares. Company is acquiring the Shares solely for their own account and not with a view to or for resale in connection with any distribution or public offering thereof, within the meaning of any applicable securities laws and regulations, unless such distribution or offering is registered under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration is available. Company has (i) received all the information they have deemed necessary to make an informed investment decision with respect to the acquisition of the Shares, (ii) had an opportunity to make such investigation as they have desired pertaining to the Investor and the acquisition of an interest therein, and to verify the information which is, and has been, made available to them and (iii) had the opportunity to ask questions of the Investor concerning the Investor. Company has received no public solicitation or advertisement with respect to the offer or sale of the Shares. Company realizes that the Shares are “restricted securities” as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act, the resale of the Shares is restricted by federal and state securities laws and, accordingly, the Shares must be held indefinitely unless their resale is subsequently registered under the Securities Act or an exemption from such registration is available for their resale. Company understands that any resale of the Shares by them must be registered under the Securities Act (and any applicable state securities law) or be effected in circumstances that, in the opinion of counsel for the Investor at the time, create an exemption or otherwise do not require registration under the Securities Act (or applicable state securities laws). Company acknowledges and consents that certificates now or hereafter issued for the Shares will bear a legend substantially as follows:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR PURSUANT TO EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE SECURITIES ACT, THE EXEMPTIONS AFFORDED BY SECTION 4(1) OF THE SECURITIES ACT AND RULE 144 THEREUNDER). AS A PRECONDITION TO ANY SUCH TRANSFER, THE ISSUER OF THESE SECURITIES SHALL BE FURNISHED WITH AN OPINION OF COUNSEL OPINING AS TO THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION AND/OR SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY THERETO THAT ANY SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES LAWS.

Section 2.12 Tax Consequences. Company has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of the investment in the Investor’s Shares. Company is relying solely on such advisors and not on any statements or representations of the Investor, or any of its agents and understands that Company, (and not Investor) shall be responsible for Company’s own tax liability (if any) that may arise as a result of the investment in the Investor’s Shares.

Section 2.13 Full Disclosure. Neither this Agreement nor any exhibit or schedule hereto nor any statement, list or certificate delivered by Company pursuant hereto or pursuant to any written request therefor, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances in which they were made, not misleading.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to Company that:

Section 3.1 Corporate Existence and Power. The Investor is a corporation duly incorporated and in good standing under the laws of the State of Nevada. The Investor has all powers and governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on the Investor. At the Closing, the Investor will be duly qualified to do business as a foreign corporation and will be in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Investor.

Section 3.2 Authorization. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby are within the powers of the Investor, and will, when approved by the Board of Directors, have been duly authorized by all necessary action. This Agreement, assuming the due authorization, execution and delivery thereof by the Investor, is a legal, valid and binding obligation of the Investor, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

Section 3.3 Governmental Authorization. The execution and delivery of this Agreement and the performance by the Investor of its obligations under this Agreement relating to the Exchange, the Closing and the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) compliance with any applicable requirements of the Securities Act, or takeover laws, and (b) any other filings, approvals or authorizations which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on the Investor or materially impair the ability of the Investor to consummate the Exchange and the transactions contemplated by this Agreement.

Section 3.4 Non-contravention. The execution and delivery by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby and performance of its obligations under this Agreement do not and will not (i) violate the Investor’s Certificate of Incorporation, (ii) assuming compliance with the matters referred to in Section 7.3, violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, result in a violation of, conflict with, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Investor, or to a loss of any benefit to which the Investor, is entitled under any provision of any agreement or other instrument binding upon the Investor, or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Investor or (iv) result in the creation or imposition of any Lien on any asset of the Investor, except, in the case of clauses (ii), (iii) and (iv), for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on the Investor or materially impair the ability of the Investor to consummate the transactions contemplated by this Agreement.

Section 3.5 Capitalization. The authorized capital stock of the Investor consists of 1,000,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. As of August 24, 2011, 135,568,383 shares of Investor Common Stock were issued and outstanding, and 232,350 shares of Investor Preferred Stock were outstanding. The Shares have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or other preferential rights of subscription or purchase other than those that have been waived or otherwise cured or satisfied. There are no outstanding obligations, contingent or otherwise, of the Investor to redeem, purchase or otherwise acquire any capital stock or other securities of the Investor. The Investor is not in violation of and has not violated any federal or state securities laws in connection with any transaction relating to the Investor and/or an Affiliate, including without limitation, the acquisition of any stock, business or assets of any third party or the issuance of any capital stock of the Investor.

Section 3.6 SEC Reporting and Compliance.

(a)              The Investor filed a registration statement on Form SB-2 under the Securities Act, which became effective on or about June 29, 2006. Except as disclosed on Schedule 3.6, the Investor has timely filed with the U.S. Securities and Exchange Commission (the “Commission”) all registration statements, proxy statements, information statements and reports required to be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Investor has not filed with the Commission a certificate on Form 15 pursuant to Rule 12h-3 of the Exchange Act. The Investor has informed Company that true and complete copies of the registration statements, information statements and other reports (collectively, the “Investor SEC Documents”) filed by the Investor with the Commission are available to them, and they are therefore advised to referred to the latest reports filed with the “Commission. None of the Investor SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading. The Investor is not an investment company within the meaning of Section 3 of the Investment Investor Act of 1940, as amended. The shares of Investor Common Stock are quoted on the Over-the-Counter (OTC) Pink Sheets under the symbol “UBRG.PK”. Between the date hereof and the Closing Date, the Investor shall continue to bring up to date and satisfy the filing requirements of the Exchange Act and all other requirements of applicable securities laws. The Investor SEC Documents include all certifications and statements required of it, if any, by (i) Rule 13a-14 or 15d-14 under the Exchange Act, and (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002), and each of such certifications and statements contain no qualifications or exceptions to the matters certified therein other than a knowledge qualification, permitted under such provision, and have not been modified or withdrawn and neither the Investor nor any of its officers has received any notice from the Commission questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications or statements. The Investor has otherwise complied with the Securities Act, Exchange Act and all other applicable federal and state securities laws.

Section 3.7 Financial Statements. The balance sheets and statements of operations, stockholders’ equity and cash flows contained in the Investor (the “Investor Financial Statements”) as filed with the U.S. Securities and Exchange Commission (a) have been prepared in accordance with GAAP applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits), (b) are in accordance with the books and records of the Investor and (c) present fairly in all material respects the financial condition of the Investor at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified.

Section 3.8 Litigation. There is no action, suit, investigation, audit or proceeding pending against, or to the best knowledge of the Investor threatened against or affecting, Investor or any of its assets or properties before any court or arbitrator or any governmental body, agency or official.

Section 3.9 Finder’s Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Investor who might be entitled to any advisory fee, broker’s fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement.

Section 3.10 Disclosure. Neither this Agreement nor any exhibit or schedule hereto nor any statement, list or certificate delivered to the Investor pursuant hereto or pursuant to any written request therefor, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances in which they were made, not misleading.

ARTICLE 4

INDEMNIFICATION

Section 4.1 Indemnification by the Investor.

The Investor shall indemnify, defend and hold harmless Company, any subsidiary or affiliate thereof and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, an officer, director, member or partner of Company, any subsidiary or affiliate thereof or an employee of Company, any subsidiary or affiliate thereof and their respective heirs, legal representatives, successors and assigns (the “LLC Indemnified Parties”) against all losses, claims, damages, costs, expenses (including attorneys’ fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any breach of this Agreement by the Investor or any subsidiary or affiliate thereof, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing, or (ii) any act, omission or conduct of any officer, director or agent of the Investor or any subsidiary or affiliate thereof prior to the Closing, whether asserted or claimed prior to, at or after, the Closing, or (iii) relating to the consummation of the transactions contemplated herein, and any action taken in connection therewith (the “Company Indemnified Liabilities”). Any Company Indemnified Party wishing to claim indemnification under this Section 4.1, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Investor, but the failure so to notify shall not relieve the Investor from any liability that it may have under this Section 4.1, except to the extent that such failure would materially prejudice the Investor. Company Indemnified Parties shall permit the Investor (at the expense of the Investor) to assume the defense of any Company Indemnified Liabilities.

Section 4.2 Indemnification by Company

Company shall indemnify, defend and hold harmless each of the Investor, any subsidiary or affiliate thereof and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, an officer, director or partner of the Investor, any subsidiary or affiliate thereof or an employee of the Investor, any subsidiary or affiliate thereof and their respective heirs, legal representatives, successors and assigns (the “Investor Indemnified Parties”) against all losses, claims, damages, costs, expenses (including attorneys’ fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any breach of this Agreement by the Members or affiliate thereof, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing, or (ii) any act, omission or conduct of any officer, director or agent of Company or any subsidiary or affiliate thereof prior to the Closing, whether asserted or claimed prior to, at or after, the Closing, or (iii) relating to the consummation of the transactions contemplated herein, and any action taken in connection therewith (the “Investor Indemnified Liabilities”). Any Investor Indemnified Party wishing to claim indemnification under this Section 4.2, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Members, but the failure so to notify shall not relieve the Members from any liability that they may have under this Section 4.2, except to the extent that such failure would materially prejudice the Members.

Section 4.3 Survival of Indemnification

All rights to indemnification under this Article 4 shall survive the consummation of the Exchange and the termination of this Agreement. The provisions of this Article 4 are intended to be for the benefit of, and shall be enforceable by, each party hereto, and his or her heirs and representatives.

ARTICLE 5

COVENANTS OF THE PARTIES

The parties hereto agree that:

Section 5.1 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each party hereto will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

Section 5.2 Filings; Other Action. Subject to the terms and conditions herein provided, the Investor and Company shall promptly use reasonable best efforts to cooperate with one another in (i) determining whether any filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any third party, the United States government or any agencies, departments or instrumentalities thereof or other governmental or regulatory bodies or authorities of federal, state, local and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, and (iii) taking or causing to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby.

Section 5.3 Notices of Certain Events. In addition to any other notice required to be given by the terms of this Agreement, each of the parties shall promptly notify the other party hereto of:

(a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with any of the transactions contemplated by this Agreement;

(b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

(c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement that relate to the consummation of the transactions contemplated by this Agreement.

Section 5.4 Access to Information; Confidentiality.

(a) Following the date hereof, until consummation of all transactions contemplated hereby, the Investor, on the one hand, and the Members, on the other, will give to the other party, its counsel, financial advisers, auditors and other authorized representatives reasonable access to the offices, properties, books and records of such party, furnish to the other party and its representatives such financial and other data and information as such party and its representatives may reasonably request and instruct its own employees and representatives (including, without limitation, insurance agents and underwriters) to cooperate with the other party in its investigations. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the other parties. No investigation pursuant to this Section shall affect any representation or warranty made by any party hereunder.

(b) All information obtained by the Investor or the Members in connection with the transactions contemplated hereby shall be kept confidential and will not be used for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Should the Closing not occur for any reason, all such information and copies thereof shall promptly be returned to each respective party.

Section 5.5 Conduct of Ordinary Business. In addition to the conditions discussed herein, consummation of the “Exchange” is subject to Company having conducted its business in the ordinary course of operations, consistent with past practice and use all reasonable efforts to maintain and preserve intact its business organization and the good will of those having business relationships with it, and retain the services of its present officers and key employees, between the “Effective Date” hereof and the date of closing, and there having been no material adverse change in Company’ business, financial condition or prospects.

Except as expressly contemplated or permitted by this Agreement, or as required by applicable law, rule or regulation, Company, between the “Effective Date” hereof and the date of closing shall not;

(a) issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of any of its Member Interests;

(b) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness or make any loans, advances or capital contributions to, or investments in, any other person other than the Investor or its direct or indirect wholly owned subsidiaries, except pursuant to contracts or agreements in force at the date of this Agreement;

(c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets with a minimum value in excess of $10,000 to any individual, corporation or other entity other than a direct or indirect wholly owned subsidiary of the Company, or cancel, release or assign to any such person any indebtedness in excess of $10,000 or any claims related thereto, in each case that is material to the Company and its subsidiaries, taken as a whole, except (i) in the ordinary course of business consistent with past practice, or (ii) pursuant to contracts or agreements in force at the date of this Agreement;

(d) other than in the ordinary course of business consistent with past practice, make any material acquisition or investment in a business either by purchase of stock or securities, merger or consolidation, contributions to capital, loans, advances, property transfers, or purchases of any property or assets of any other individual, corporation or other entity other than a direct or indirect wholly owned subsidiary of Company, except pursuant to contracts or agreements in force at the date of this Agreement;

(e) increase in any manner the compensation of any of its directors, officers or employees or enter into, establish, amend or terminate any Company Benefit Plans, for or in respect of, any stockholder, officer, director, other employee, agent, consultant or affiliate other than (i) as required pursuant to the terms of agreements or Benefit Plans, in each case in effect on the date of this Agreement, and (ii) increases in salaries, wages and benefits of employees who are not directors or executive officers made in the ordinary course of business and in a manner consistent with past practice;

(f) amend its charter, bylaws, or similar organizational documents; or

(g) make any commitment to take any of the actions prohibited by this Section 5.5.

Section 5.6 No Solicitation.

(a) Company agrees to work in good faith expeditiously towards a closing. From the date hereof, Company agrees that it will not, while they are under this agreement for the sale of the Member Interests of the Company to Investor, take any action to solicit, initiate, encourage or assist the submission of any proposal, negotiation or offer from any person or entity, (directly, indirectly, or through third parties) other than the Investor, relating to the sale of the Member Interests of the Company, or the acquisition, sale, lease, license or other disposition of Company or any material part of the stock or assets of Company, and shall notify Investor promptly of any inquiries by any third parties in regards to the foregoing.

(b) In the event that Company breaches this “no-solicitation” obligation and, prior to the closing, or termination of this Exchange Agreement, closes any of the above-referenced transactions without providing the Investor with the opportunity to invest on the same terms as the other parties to such transaction, then Company shall pay to the Investor, Fifty Thousand ($50,000) Dollars, upon the closing of any such transaction as liquidated damages. Company will not disclose the terms of this Agreement to any person other than its Officers, members of the Board of Managers and Company’s accountants and attorneys; and will not disclose the terms to other potential Investors, unless they are acceptable to the Investor, as lead Investor, without the written consent of the Investor.

ARTICLE 6

CONDITIONS PRECEDENT

Section 6.1 Conditions of Obligations of the Investor. The obligations of the Investor to effect the Exchange are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by the Investor:

(a) Representations and Warranties. Each of the representations and warranties of Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except where the failure to be so true and correct would not have a Material Adverse Effect on Company.

(b) Performance of Obligations Company. Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

(c)  receipt and approval by the Investor of Company’s 2010 year end audited or unauditied financial statements;

(d)  execution of this Agreement by all parties;

(e) the obtaining of all requisite regulatory, administrative, or governmental authorizations and consents;

(f) approval of this Agreement by the Board of Managers of the Company, and, if this Agreement is structured as a Merger, approval thereof by the Board of Directors of the Investor and by the Board of Managers and majority of Members of Company;

(g) absence of a material adverse change in the condition (financial or otherwise), business, properties, assets or prospects of Company;

(h) absence of pending or threatened litigation, investigations or other matters affecting Company;

(i) satisfactory completion by the Investor, in its sole discretion, of a due diligence investigation of Company;

(j) the Investor obtaining capital on acceptable terms to Investor for the “exchange consideration”, on or prior to “the Closing” referenced herein in Section 8.2;

(k) “The Company”, in accordance with its Operating Agreement, having entered into non-competition agreement(s) with “the Company’s” Managing Members and/or Officers, (“Key Employees”), indicating that during the term of their employment, and for a period of twenty-four (24) months after the date of termination of their employment, the Key Employees will not engage in competition with “the Company”. The non-competition agreements shall not in any way preclude or inhibit the rights of the Company or “JLP” from acquiring interests in other coal mining businesses, or other businesses with similar operations to that of Company or “JLP” for the growth and expansion of the Company.

(l) The Operating Agreement of Company, shall have been amended and revised to reflect the Member Interests of the Investor.

Section 6.2 Conditions of Obligations of Company . The obligations of Company to effect the Exchange are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by the Company:

(a) Representations and Warranties. Each of the representations and warranties of the Investor set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except where the failure to be so true and correct would not have a Material Adverse Effect on the Investor.

(b) Performance of Obligations of the Investor. The Investor shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Execution of this Agreement by all parties;

(d)  The obtaining of all requisite regulatory, administrative, or governmental authorizations and consents;

(e)  approval of the this Agreement by the Board of Directors of the Investor, and, if this Agreement is structured as a Merger, approval thereof by the Board of Directors of the Investor and by the Board of Managers and majority of Members of Company;

(f)  absence of a material adverse change in the condition (financial or otherwise), business, properties, assets or prospects of the Investor;

(g) absence of pending or threatened litigation, investigations or other matters affecting the Investor;

ARTICLE 7

TERMINATION

Section 7.1 Termination. This Agreement may be terminated and the Exchange may be abandoned at any time prior to the Closing:

(a) By mutual written consent of the parties hereto;

(b) By the Investor if (i) Company shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by Company; or (ii) any representations and warranties of Company, that are qualified by materiality, contained in this Agreement shall not have been true and correct in any respect, or (iii) if the representations and warranties of Company set forth in this Agreement that are not so qualified shall not be true and correct in all material respects when made, or on and as of the Closing Date as if made on and as of Closing Date (except to the extent it relates to a particular date); or (iv) failure of approval of this Agreement by the Board of Directors of the Investor; or (v) un-satisfactory completion by the Investor in its sole discretion, of a due diligence investigation of Company;

(b)             By Company if (i) the Investor shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by them; or (ii) any representations and warranties of the Investor contained in this Agreement shall not have been true when made or on and as of the Closing Date as if made on and as of the Closing Date (except to the extent it relates to a particular date), except where the failure to be so true and correct would not have a Material Adverse Effect on the Investor.

ARTICLE 8

ADDITIONAL AGREEMENTS OF THE PARTIES

Section 8.1 Exchange of Membership Interest.

(a) At the closing (“the Closing"), subject to the satisfaction of all conditions precedent contained in the Exchange Agreement, the Investor will acquire from the Company, and the Company will deliver to the Investor, Forty Percent (40%) of the “Membership Interests” of “the Company”, free and clear of any liens, charges, restrictions or encumbrances thereon (collectively, the "Interests").

(b) The Investor may assign some or all of its rights hereunder prior to the Closing to one or more of its subsidiaries.

(c) At the election of the Investor, the “Exchange” may be modified so that the Investor acquires the Member Interests through a merger between the Investor or one of its subsidiaries and the Company (the "Merger"), or through a Joint Venture, by creating a new legal entity to be formed for that particular purpose. In the event such a “Merger” or Joint Venture is created, it shall be formed pursuant to the terms that are set forth and disclosed in Schedule 8.1.

(d) The Exchange will include an equity ownership in interest all of the assets, (tangible and intangible) associated with “the Company”, including all real property, leases, minerals including coal, petroleum and natural gas, mineral rights, inventories, all accounts and notes receivable, all contracts, agreements, equipment, intellectual property, and government permits, collectively (“the Assets”).

Section 8.2 Exchange Consideration and Consideration Adjustment.

(a)              The “Exchange Consideration” for the Company’s “Member Interests” shall be Two Million Five Hundred Thousand Dollars ($2,500,000), which Investor will pay to Company on the terms and conditions indicated herein below. The final “Exchange Consideration” and terms will be based on the final due diligence of Company, (which shall be completed prior to “the Closing”), the audited and/or unaudited financial statements, (if available) and records of “the Company” for the past one to three years, and will be subject to a post-closing adjustment, in accordance with Sections 2.9 and 2.10, to account for any change in the value of the minerals, mineral rights, leases, accounts receivable and inventory of “the Company” from January 1, 2011, to the closing date.

(b)             Cash Consideraton. Investor will pay Company, or its designee, Five Hundred Thousand Dollars ($500,000) of the total “Exchange Consideration” in cash upon the following terms;

a. An “Initial Payment” of Fifty Thousand Dollars ($50,000) in cash upon signing of the

Member Exchange Agreement

b. Two Hundred Thousand Dollars ($200,000) in cash at “the Closing”.

c. One Hundred Twenty Five Thousand Dollars ($125,000) in cash within Forty Five

(45) Days after “the Closing”.

d. One Hundred Twenty Five Thousand Dollars ($125,000) in cash within Ninety (90) Days after “the Closing”.

e. The cash consideration indicated in (b) and (c) above, shall be disbursed to Company in the stated installments, subject to the Company achieving the stated objectives as indicated in Section 8.10 and 8.12 or as otherwise mutually agreed to by the parties in writing.

(c) Investor’s Capital Stock. The balance of the Exchange Consideration for the Company’s Member Interests will be paid for in the form of corporate stock, (“the shares”) of the Investor in accordance with. Section 2.11, and subject to paragraph (f) below in this section. The Investor is a publicly traded company that is registered with the United States Securities and Exchange Commission, and its shares are traded in the “over the counter market” on the OTC Markets Group (Pink Sheets) Inter-dealer Quotation System. The Investor will grant the Company an equity ownership position in the Investor, and issue to the Company, at no cost, shares of stock in an amount equal to Two Million Dollars ($2,000,000) of Investor’s outstanding shares of common stock. The final amount of “the shares” of stock to be issued shall be based on a 20% discount of the average stock closing prices over the preceding fifteen (15) consecutive trading days prior to “the Closing”, or the average stock closing prices over preceding fifteen (15) consecutive trading days prior to another mutually agreeable date set by the Parties hereto.

(d) The Investor shall cause to be issued and registered in the name of the Company, its designee(s), or Nominee, a certificate or certificates representing the number of fully paid and non-assessable shares of common stock to which Company shall be fully entitled to. The Investor and Company agree that, subject to “the Closing” of the transaction contemplated herein, the “shares” granted to the Company shall be irrevocable, and that Company shall be granted full rights, title and interests in the “shares”, on the “Effective Date” of this Agreement. The share certificates shall be issued within Seven (7) Days of “the Closing” of the “Exchange” pursuant to the Exchange Agreement, or as otherwise may be agreed to by the Parties hereto. The shares shall be issued in accordance with the Securities and Exchange Commission’s Rule 144 securities laws and/or rules.

(e) In the event the Investor elects to register some of its shares of common stock, and such distribution or offering is registered under the Securities Act of 1933, as amended (the “Securities Act”), UNTIL SUCH TIME AS AN exemption from such registration is available, SUCH AS PURSUANT TO RULE 144 OF THE SECURITIES ACT OF 1933, then (subject to SEC rules, guidelines and approval), the Investor will use its best efforts to cause “the shares” of the Company to be included in said registration. UPON SUCH TIME AS AN EXEMPTION TO RULE 144 IS AVAILABLE, If “the shares” are not registered, and are issued prior to any registration under the Securities Act of 1933, then subject to Section 2.11, the Investor on behalf of the Company will obtain through its legal counsel an “Opinion of Counsel” to have the “restrictive legend” removed from “the shares”, pursuant to an available exemption from the registration requirements of Rule 144, of the Securities and Exchange Commission, under the Securities Act of 1933.

(f) Investor shall have the right, at its option to pay part or all of the balance of the $2,000,000 “Exchange Consideration”, as indicated in paragraph (c) above, to the Company in cash, in lieu of the Investor’s corporate stock , (“the shares”). The balance of the $2,000,000 “Exchange Consideration” shall be paid in full within six (6) months after “the Closing”.

In the event the Investor elects to exercise the option to pay the balance of the “Exchange Consideration” in cash, the Investor will issue to Company, (at “the Closing”), a Convertible Promissory Note with a principal amount of $2,000,000 on mutually agreeable terms and conditions to be determined by the Parties prior to “the Closing”. The Note will contain a conversion feature(s) granting the Company the right to convert the principal amount into shares of the Investor’s common stock, after the Note is held by the Company for a minimum period of Six (6) months from the issuance of the Note. In the event the Company elects to convert the Note to Investor’s stock, the final amount of “the shares” of stock to be issued shall be based on averaging the closing prices for the three (3) days with the highest closing prices over the preceding fifteen (15) consecutive trading days prior to a written request or a “Notice of Conversion” from the Company, and shall include a 30% discount to such average closing price. The total amount of “the shares” to be issued to the Company shall not exceed Five (5%) percent of the total outstanding shares of the Investor’s common stock as indicated in the Investor’s most recent Form 10-K Annual Report or Form 10-Q Quarterly Report as filed with the United States Securities and Exchange Commission. In the event the average closing price(s) of the stock at the time of the conversion results in the amount “the shares” to be issued to the Company, exceeds Five (5%) percent of Investor’s outstanding shares, then Investor may at its sole discretion, pay the difference of the amount exceeding the Five (5%) percent to Company in additional stock or in cash.

Section 8.3 Distribution of Profits.

The profits of the Company shall be distributed to the Company and the Investor in the following manner;

(a) A total of Sixty Percent (60%) of the profits shall be distributed to the Investor and Forty Percent (40%) shall be distributed to the Company, until such time as the Investor receives a total of $500,000 of the total profits.

(b) After the Investor receives a total of $500,000 of the profits, the profits shall be distributed with Sixty Percent (60%) to be paid to the Company, and Forty Percent (40%) to be paid to the Investor unless otherwise agreed to in writing.

(c) The parties agree that prior to the distribution of the profits, 10% of the profits will be set aside for a Capital Operating Account (COA), with the remainder being distributed to the Company and Investor as indicated above. The use of the funds in the COA shall be as defined in the Company’s Operating Agreement. When a total amount of $500,000 has accumulated in the COA, then the requirement to pay any additional funds into the COA will be terminated, or otherwise modified by the mutual agreement of the parties.

Section 8.4 Development and Production of Oil and Natural Gas.

(a)              Subject to the satisfaction of all conditions contained in the Agreement, the Investor shall be granted the right, but not the obligation, to conduct exploration, drill and develop the real property, to produce and market any and all Petroleum and Natural Gas (methane), and related hydrocarbons produced in association with the oil and gas, obtained from the development the real property owned, managed or controlled by the Company, and from all geological formations under the property, and Leases, and/or from any new and/or existing gas wells, free and clear of any liens, charges, restrictions, or encumbrances thereon.

(b) The Investor acknowledges that the Company currently does not have any leases or any other property rights in association with, or rights to develop the petroleum and natural gas (methane), and related hydrocarbons on the lands that are being mined by the Company to produce coal. The Investor further acknowledges that Sections 8.4, 8.5, 8.6 and 8.7 will only apply and be effective should such rights to develop the petroleum and natural gas and related hydrocarbons be acquired by the Company at a future date.

(c) Distribution of Profits. The profits from the physical production and marketing of the oil and gas from the development of property will be distributed to the Parties as follows:

a. Thirty Percent (30%) percent of the profits to be paid to the Company

b. Seventy Percent (70%) percent of the profits to be paid to the Investor

Section 8.5 Production Facilities and drilling Operations.

(a)              The Investor will provide all due diligence, engineering, exploration, and development costs, and all facilities which are necessary to develop the “Property” to produce oil and gas and complete the wells. All such facilities will be owned and operated by Investor or its designee, at its expense. The oil and gas fields will be developed in a prudent matter, consistent with standard oil and gas field industry practices.

(b) Investor will provide Company any and all relevant Well data, (including, but not limited to, daily drilling reports, logs, completion reports, flow test, and gas analysis) (“Well Data”). Investor shall construct, (at Investor’s expense), the required pipelines from the gas/oil wellhead to connect to the major gas distribution pipelines and initiate any right-of-way acquisition for such equipment and/or facilities, after receiving the Well Data, to deliver the Gas/Oil from the wells to “the Company’s” existing system, (if any). Investor shall have the right, but not the obligation, to connect all such gas/oil wells to Company’s system (if any), at Investors expense.

(c) Investor shall be responsible for all of the “daily” operations, production, drilling and management, (the Operations), and completion of “the Wells”, and shall bear all of the costs of “the Operations”.

Section 8.6 Marketing of Oil and Gas.

(a) Marketing of Oil & Gas - Investor shall be responsible for the marketing, sales and distribution, (“the Marketing”), of all of the gas and oil from “the Property”, and shall bear all of the costs of “the Marketing”. The revenues and profits are to be distributed to the respective parties as indicated in Section 8.4.

(b) Marketing of Oil & Gas under Existing Agreements - In the event Company has existing agreements to develop oil and gas, on properties and assets, owned, managed, or controlled by Company, (“the Property”), with another management company, oil and gas exploration/development, or oil and gas refining and marketing company, collectively “Energy Company”, then the “Investor” shall have the right to review and evaluate the Agreements, to determine “the Company’s rights of participation and ownership it has in the oil and gas wells, and its “marketing rights”, to acquire its own oil and gas from the wells. The Investor shall have the right to market and acquire the oil and gas on behalf of Company, (if the “marketing rights” exist and are assignable), if the Investor is able to negotiate an agreement, with the “Energy Company”, with better terms and conditions, that would result in higher revenues and profits for the Company. The revenues and profits would be distributed in accordance with section 8.4.

Section 8.7 Collateral. Company shall pledge to Investor for its investment, a One Hundred (100%) percent interest in the oil and gas “Wells”, Leases and the reserves, of the “Lands”, free and clear of any liens, charges, restrictions or encumbrances thereon, as security for the Investor. Company shall maintain, and otherwise keep in full force, all interests in any all agreements and Leases, it has with any and all owners of the Property to protect the interest of the Investor.

Section 8.8 Board of Directors Seat

Within Three (3) Days after “the Closing”, the Company shall elect to, and grant to Investor, One (1) Seat on “the Company’s” Board of Directors, or as Managing Members to represent the interests of the Investor and its shareholders, according “the Company’s” Operating Agreement. The term for the seat(s) on the Board shall be for the duration of the Investors ownership interests in “the Company”.

Section 8.9 Audit of Books and Records. The Investor shall have the right to examine the books and records of the Company records, and inspect its facilities and may request information at reasonable times and intervals concerning the general status of “the Company’s” financial condition and operations. All of the books, records, files, reports, contracts, financials and customer accounts of “the Company” shall be kept in good order at all times so as to accurately reflect the business and financial condition of “the Company”, and pursuant to Schedule 8.9.

Section 8.10 Management Reports and Budgets.

(a) Within thirty (30) days of “the Closing”, Company will provide the Investor with a detailed financial budget for the operations of “the Company”, for the current year of operations detailing capital costs and operations expenses, and proforma profit and loss statement, projecting sales and income for “the Company” for the first two years, and an associated proforma cash flow statement and balance sheet (collectively the “Budget’). Company will provide the Investor with monthly executive management reports on the general status of “the Company’s” operations, contracts, sales goals, capital projects, marketing/sales efforts and financial condition, including Profit and Loss Statements, Cash flow Statements and Balance Sheet and a budget variance report.

(b) Business Objectives - Within thirty days (30) of the effective date of this Agreement, the Investor and Company shall jointly establish a range of business related objectives, which shall include but not be limited to; “the Company’s” sales of products and services, revenue targets, operating profit, net profit, management and operations These business objectives shall be reviewed by the Investor on a quarterly or on a semi-annual basis during the term of this Agreement, to protect the interests of the Investor and its Shareholders. If Company negligently fails to perform and achieve the conditions and agreements, as mutually agreed to, as part of the business objectives contained herein, the Company may be considered to be in breach of this Agreement, and Investor will be entitled to remedies and other specific performance as indicated in Section 9.16.

Section 8.11 Management. The Investor agrees to the continued employment by Company of its present executives and management, including such changes as may be reasonably necessary.

Section 8.12 Business Operations. Within Thirty (30) days of “the Closing”, the Company shall commence with the start-up and commissioning of the operations of the Whitesburg Friday Branch Mine, “the Mine”. Within Sixty (60) days after “the Closing”, “the Company” shall be fully engaged in the mining operations, production, marketing and sales of coal, and “the Mine” and mining business shall be in full productive operations, consistent with standard coal mining industry practices.

Section 8.13 New Business Acquisitions.

(a) The Company from time to time may pursue the acquisition of and/or acquiring an equity ownership interest in, other coal mining companies, businesses, operations and assets, (“the Acquisitions”), to grow and expand the Company for the benefit of its Members. This Agreement shall not in any way preclude or inhibit the rights of the Company or “JLP” from acquiring interests in other coal mining businesses, assets, or other businesses with similar operations to that of Company for the growth and expansion of the Company.

(b) In the event the Company intends to complete an acquisition of, and/or acquire an equity ownership interest in other coal mining companies, businesses operations or assets (“the Acquisitions”), then Investor shall have the “first rights of refusal” to invest in any and all such “Acquisitions” on terms and conditions to be mutually agreed upon by the parties under a separate agreement.

ARTICLE 9

MISCELLANEOUS

Section 9.1 Survival of Representations and Warranties. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Closing.

Section 9.2 Amendments; No Waivers.

(a) Any provision of this Agreement with respect to transactions other than the Exchange contemplated hereby may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Investor and the Members; or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.3 Fees and Expenses. Except for all transfer taxes which shall be paid by the Investor, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 9.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, but any such transfer or assignment will not relieve the appropriate party of its obligations hereunder.

Section 9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles of conflicts of law thereof.

Section 9.6 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in federal or state court located in the County of Orange, State of California, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.11 shall be deemed effective service of process on such party. The above jurisdiction and venue notwithstanding, any dispute arising from the parties’ relationship or regarding this agreement shall be subject to and resolved by binding, non-appealable arbitration conducted in accordance with the rules of the American Arbitration Association except that the parties shall mutually agree upon an arbitrator located in Southern California. Accordingly, jurisdiction and venue as set forth above will be for the purpose of enforcement/collection of any such arbitration award.

Section 9.7 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 9.8 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto and the documents and the instruments referred to herein), constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The Investor or Company makes no representations or warranties, except as set forth in this Agreement.

Section 9.9 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

Section 9.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any parties. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 9.11 Notice. Any notice, request or other communication hereunder shall be given in writing and shall be served either personally, by overnight delivery or delivered by mail, certified return receipt and addressed to the following addresses:

(a) If to the Investor:

Universal Bioenergy, Inc.

19800 MacArthur Blvd. Suite 300

Irvine, California 92612

Attn: Vince M. Guest

Telephone No. (949) 559-5017

Facsimile No. (951) 281-4653

With a copy to:

Jill Arlene Robbins

Attorney at Law

525 93 Street

Surfside, Florida 33154

Telephone No. (305) 531-1174

Facsimile No. (305) 531-1274

(b)             If to Company:

Whitesburg Friday Branch Mine LLC

7229 Meadow Run Lane

Charlotte, NC 28277

Attn: Donald R. “Pete” Monroe

Telephone No. 704-737-3689

Facsimile No. 775-514-9464

Section 9.12 Confidentiality. Each of the parties hereto agrees that it will not use, or permit the use of, any of the information relating to the Investor or Company respectively furnished to each other in connection with this Agreement ("Confidential Information"), except publicly available or freely usable material as otherwise obtained from another source, in a manner or for a purpose detrimental to the Investor or Company or the Agreement and the transactions contemplated hereby and thereby; except this Agreement and its terms and conditions may be published in accordance with the requirements of the Exchange Act. Company and the Investor respectively, will cause its directors, officers, employees, agents and representatives not to, disclose, divulge, provide or make accessible any of the Confidential Information to any person or entity, other than their responsible officers, employees, advisors or attorneys or otherwise as required by law or regulation.

Section 9.13 Transaction Costs. Except as expressly provided in this Agreement, each party shall pay its own fees and expenses (including, without limitation, the fees and expenses of its agents, representatives, attorneys, and accountants) incurred in connection with the negotiation, drafting, execution, delivery, and performance of this Agreement and the transactions it contemplates.

Section 9.14 Rules of Construction. The Parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 9.15 Disclosure. Without the prior written consent of the other party hereto, neither party hereto will, and each party hereto will cause its directors, officers, employees, agents, other representatives and affiliates not to, disclose to any person the fact that discussions or negotiations are taking place concerning the transactions contemplated hereby, the status thereof, or the existence of this Exchange Agreement and the terms thereof, unless in the opinion of such party disclosure is required to be made under the Securities Act of 1933 or the Securities Exchange Act of 1934, and such disclosure is made after prior consultation with the other party. Neither party will issue any public announcement concerning the transaction without the approval of the other party, except as may be required by law (it being noted that the parties have mutually approved a public announcement to be issued simultaneously with the execution of this letter). Company acknowledges that the Investor is a publicly traded company registered with the U.S. Securities and Exchange Commission, and under the Securities Act of 1933 or the Securities Exchange Act of 1934, this Exchange Agreement, and/or potential acquisition is considered a material fact thereunder, and therefore requires public disclosure in accordance with SEC law and guidelines.

Section 9.16 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity. The parties agree that any breach of this Agreement could not be adequately compensated in all cases by monetary damages alone. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the following individuals has caused this Agreement to be signed, and each party that is not an individual has caused this Agreement to be duly executed under seal by its respective authorized officer, all as of the day and year first above written.

UNIVERSAL BIOENERGY INC.

By: /s/ Vince M. Guest

Name: Vince M. Guest

Title: President and CEO

WHITESBURG FRIDAY BRANCH MINE LLC

By: /s/ Donald R. Monroe

Name: Donald R. “Pete” Monroe

Title: Vice President Business Development - Managing Member

At the Direction of the Managing Members of JLP and Partners LLC

JLP & PARTNERS LLC

JLP and Partners LLC agrees to, and approves of the transaction as set forth in this Agreement between Universal Bioenergy Inc. and Whitesburg Friday Branch Mine LLC, and that upon the Closing of the transactions contemplated thereby, Universal Bioenergy Inc., will be the owner of Forty (40%) percent of the Member Interests of Whitesburg Friday Branch Mine LLC.

By: /s/ Jerry P. Glenn

Name: Jerry P. Glenn

Title: Member

By: /s/ Greg Pratt

Name: GTX LLC, by Greg Pratt with power of Attorney for GTX LLC

Title: Member

By: /s/ Donald R. Monroe

Name: Donald R. “Pete” Monroe

Title: Member and Managing Member

SCHEDULE 1.4

Section 1.4 Closing (Additional Disclosures)

The closing of the Exchange and the other transactions contemplated by this Agreement (the “Closing”) will be held at the offices of the Investor’s counsel, The Law Offices of Cottle & Keen, 1107 E. Chapman Avenue, Suite 208, Orange, California 92866, (“the Closing Agent”).

__________Investor Initial(s) _________Company Initial(s)

SCHEDULE 1.5

Section 1.5 Initial Exchange Consideration (Additional Disclosures)

The Escrow Holder or Closing Agent shall be selected by the Investor and shall be subject to the Member Interest Exchange Agreement and any Joint Closing or Escrow Instructions, if necessary;

(a) Investor shall deposit per Article 8, Section 8.2 (b) “the Initial Exchange Consideration” made payable to escrow or the Closing Agent. Investor will deposit the funds for the “Initial Exchange Consideration” with Closing Agent or Escrow Holder, after the execution of the Member Interest Exchange Agreement or prior to the close of escrow. The deposit will be made to escrow or the Closing Agent and will be non-refundable subject to Article 2.

(b) The Initial Exchange Consideration” shall be credited against the payment due to Company, pursuant to Article 8, Section 8.1 and 8.2 and any other costs incurred by Company, that are advanced by Investor on Company’s behalf.

(c) Investor and Company understand and agree that the “Initial Exchange Consideration” may be deposited in an interest bearing escrow account and Investor shall retain ownership of said interest.

d) After the execution of the Agreement, the parties to this Agreement understand and agree that the disbursement of “Initial Exchange Consideration” held by the Escrow Agent or Closing Agent can occur only (i) within 72 hours of the execution of the Member Interest Exchange Agreement; or (ii) upon written agreement signed by all parties having an interest in the funds; or (iii) upon court order; (iv) upon the failure of any contingency or failure of either party to fulfill his obligations as set forth in this Agreement or (v) as otherwise set out herein.

(e) In the event of a dispute between Investor and Company, the Closing Agent shall interplead all or any disputed payment of the Initial “Exchange Consideration” into court, and thereupon be discharged from all further duties and liabilities hereunder, except in such cases in which Closing Agent is found by a court of law to have been guilty of bad faith in executing the terms hereof. The filing of any such interpleaded action shall not deprive Closing Agent of any of its right under this Agreement. Investor and Company agree that Closing Agent shall be entitled to be compensated by the party who does not prevail in the interpleaded action. Investor and Company, agree to execute any escrow agreement (if required), agreeable to all of Investor, Company and Closing Agent regarding establishment of the escrow account.

__________Investor Initial(s) _________Company Initial(s)

SCHEDULE 2.8

Section 2.8 Finder’s Fees. (Additional Disclosures)

The Company may elect to pay a “Finder’s Fee”, (“the Fee”), in an amount equal to Ten (10%) percent of the $2,500,000 “Exchange Consideration” as described in Section 8.2 (a), to Eugene Johnston, (“Finder”), or to another party as designated by him. Subject to the closing of this transaction, the “Fee” may be paid in cash or a combination of cash and stock received by the Company, or as otherwise mutually agreed to by the Company and the Finder. The timing and payment of the “Fee”, and all costs associated with the payment of the “Fee” will be the sole responsibility of the Company.

__________Investor Initial(s) _________Company Initial(s)

SCHEDULE 2.10

Section 2.10 Assets and Contracts. (Additional Disclosures)

The customer and related contracts of the Company were delivered to the Investor in accordance with its request and Section 2.10.

Other disclosures made by Company to Investor in accordance with Section 2.10 are as follows:

____________________________________________________________________

__________Investor Initial(s) _________Company Initial(s)

SCHEDULE 3.6

Section 3.6 SEC Reporting and Compliance (Additional Disclosures)

The Investor has timely filed with the SEC all of the required documents and reports.

__________Investor Initial(s) _________Company Initial(s)

SCHEDULE 8.1

Section 8.1 Exchange of Membership Interest. (Additional Disclosures)

(a) At the election of the Investor, the Exchange may be modified so that the Investor acquires the Member Interests through a merger between the Investor or one of its subsidiaries and the Company (the "Merger"), or through a Joint Venture, by creating a new legal entity to be formed for that particular purpose.

(b) In the event such a “Merger” or Joint Venture is created through another legal entity, then the equity ownership interests of the new entity would be; Fifty One Percent (51%) ownership by Investor and Forty Nine Percent (49%) ownership by Company.

(c) Notwithstanding the ownership interests of the Parties in the Joint Venture entity, the earnings and profits of the Joint Venture entity shall be distributed at Forty Percent (40%) to Investor and Sixty Percent (60%) to the Company.

__________Investor Initial(s) _________Company Initial(s)

SCHEDULE 8.9

Section 8.9 Audit of Books and Records and Financial Covenants (Additional Disclosures)

As further consideration of the promises and mutual covenants contained herein in this Agreement, Company shall comply with the following covenants:

(a) Books and Records. Company shall at all times keep accurate and complete books, records and accounts of all of “the Company’s” business activities, prepared in accordance with generally accepted accounting principles (GAAP), consistently applied, and Company shall permit Investor, or any persons designated by Investor, at any reasonable time, to inspect, audit and examine such books, records, accounts, bank account statements and to make copies or extracts thereof;

(b) Statements and Reports. Company shall furnish to Investor within Thirty (30) Days after the end of month, quarter, and each fiscal year, (the reporting periods) of “the Company”, financial statements of “the Company”, which shall include a balance sheet, an income statement showing the results of operations for each such “reporting periods”, and a fiscal year and a change in financial position statement for such fiscal year, together, in each case, with the comparable figures for the immediately preceding fiscal year, all in reasonable detail and prepared in accordance with (GAAP).

(i) provide the Investor with a report of the aging and listing of all accounts receivable prepared in accordance with generally accepted accounting principles which itemizes each account debtor by name and addresses and which states the total amount payable to “the Company” and contains a breakdown indicating future amounts due and when due, current amounts due, amounts thirty (30) days past due, sixty (60) days past due, and ninety (90) or more days past due, and reflecting any credit adjustments, returns and allowances;

(ii) Provide an aging and listing of all accounts payable-trade prepared in a similar manner;

(d) Maintain Business. Company shall maintain in full force and effect all licenses, permits, authorizations, bonds, franchises and other rights necessary or desirable to the profitable conduct of ‘the Company’s” business, shall continue in, and limit its operations to, the same general lines of business as are presently conducted, (unless as otherwise agreed to by Investor), and shall comply with all applicable laws, orders, regulations and ordinances of all governmental authorities, and, if a corporation, LLC, or partnership, shall maintain its corporate, LLC or partnership existence;

__________Investor Initial(s) _________Company Initial(s)